EXHIBIT 32.1
CERTIFICATION
Pursuant to
18 U.S.C Section 1350 as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
     Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Minrad International, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:
     The Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2008 (the Form 10-Q) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2008	/s/ William H. Burns, Jr.
William H. Burns, Jr.
Chairman and CEO (principal executive officer of Minrad International, Inc.)

Dated: November 14, 2008	/s/ Charles R. Trego, Jr.
Charles R. Trego, Jr.
Executive Vice President, Chief Financial Officer (principal financial officer of Minrad International, Inc.)

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